UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 E 2nd Street, 15th Floor, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

775-239-7673
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 28, 2026, USBC, Inc. (the “Company”) drew an additional fixed-rate borrowing of $3.0 million (the "Fourth Draw") under its previously disclosed Master Loan Agreement with Payward Interactive, Inc. (the "Lender") dated March 18, 2026 (the “MLA”), which provides for borrowings of up to $25.0 million in aggregate principal amount for up to a twelve-month term, subject to the execution of one or more individual loan term sheets.

The Fourth Draw increases the aggregate principal amount outstanding under the MLA to $18.0 million which bears interest at a rate of 8.5% per annum maturing on July 28, 2027, unless earlier terminated in accordance with the terms of the MLA.

Borrowings under the MLA are solely secured by Bitcoin collateral held in custody with an affiliate of the Lender, Payward Financial, Inc. (the "Custodian"), and subject to customary collateral maintenance provisions, including specified margin requirements and liquidation rights in the event of a collateral shortfall. The 479 Bitcoin collateralizing the MLA is held for the benefit of the Lender by the Custodian and subject to an account control agreement by and among the Lender, the Company and the Custodian.

A decline of approximately 22.3% in the value of the pledged Bitcoin collateral, assuming no repayment of borrowings or additional collateral posting, would have reduced the collateral coverage ratio as of July 31, 2026 to the 130% collateral call margin ratio under the MLA. No collateral calls, mandatory repayments, or liquidation events had occurred under the MLA as of July 31, 2026.

The foregoing description of the MLA does not purport to be complete and is qualified in its entirety by reference to the full text of the MLA, a copy of which was filed as Exhibit 10.34 to the Company’s Transition Report on Form 10-K for the transition period from October 1, 2025 to December 31, 2025, as filed with the Securities and Exchange Commission (the "SEC") on March 25, 2026.

Item 8.01 - Other Events

The Company continues to execute on its previously disclosed multi-phase delivery strategy to bring the USBC tokenized deposit product offering to market in collaboration with Vast Bank, the initial issuing bank for the tokenized deposit program offering. The USBC tokenized deposit offering combines traditional U.S. dollar-denominated bank deposit accounts with blockchain-based transfer and settlement capabilities, allowing eligible users to display and transfer tokenized deposits through applications connected to the network.

The USBC tokenized-deposit product offering will augment and coexist with Vast Bank's traditional payment rails. End users who seek the advantages of blockchain technology will have access to the tokenized deposit account option, while those users comfortable with legacy methods of processing deposit and withdrawal transactions can continue using their traditional bank deposit account as before.

The Company initiated Phase 1 of its multi-phase delivery strategy on March 10, 2026. Phase 1 was conducted with a limited group of internal users who elected to participate in an expanded employee pilot program ahead of the public launch of the branded platform. The principal milestone of Phase 1 was completion of technical readiness testing to support subsequent phases of the delivery strategy, including testing of customer onboarding and identity recovery, ACH funding, spending functionality, treasury conversion, messaging, and activity logging.

Following the successful completion of Phase 1 of the delivery strategy, the Company initiated Phase 2 of its delivery strategy. Phase 2 is intended to expand testing to additional invited participants, build upon the core technical infrastructure established during Phase 1 and focus on advancing the platform toward commercial readiness through continued product development, operational integration, ecosystem expansion, and regulatory and operational readiness activities. The principal milestone for Phase 2 is to achieve operational readiness to support an initial commercial launch, subject to receipt of any required approvals.

As part of these ongoing product enhancements, the Company has developed USBC Pay, that supports merchant payments and settlement on the USBC tokenized deposit platform. USBC Pay represents the payment functionality of the USBC tokenized deposit platform and is intended to expand the use of tokenized deposits for everyday payment transactions as the Company advances through future phases of its product delivery strategy. USBC Pay is designed to enable eligible users to initiate blockchain-based U.S. dollar payment transactions between consumers and merchants directly through the USBC ledger without touching legacy card rails or ACH for point-of-sale transactions. The Company has developed the initial version of the USBC Pay functionality for iOS and Android devices and continues to focus on enhancements for the functionality.

The Company continues to advance iterative product enhancements, operational readiness, and subsequent phases of the delivery strategy in preparation for a future public launch, which remains subject to regulatory, operational, market, board, and bank partner considerations. Phase 3 is intended to support the initial commercial launch of the tokenized-deposit product through selected distribution partners. Phase 4 is intended to support broader commercialization through additional product functionality, integrations and distribution channels.

Following public launch and subject to applicable legal, regulatory and onboarding requirements, developers and partners are expected to be able to integrate the USBC network into mobile and web-based applications, enabling eligible customers to access and transfer tokenized deposits through supported digital interfaces.

Investors and others should note that information about the Company is available on the Company's investor relations website (https://investors.usbc.xyz), the USBC ecosystem site (https://usbc.xyz), in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, public conference calls, podcasts and webcasts. The Company uses its investor relations website, press releases, SEC filings, and the social media channels listed below as part of its recognized channels for the distribution of material information. Information about the Company, its business, and its results of operations may also be announced by posts on the following USBC ecosystem social media channels:

•USBC’s X feed (@USBCxyz)
•USBC Chairman and CEO Greg Kidd's X feed (@gregkidd)
•USBC’s LinkedIn page (linkedin.com/company/usbcxyz)
•USBC Chairman and CEO Greg Kidd's LinkedIn page (linkedin.com/in/gregkidd)
•USBC's Substack (https://usbc.substack.com)
•USBC's YouTube account (youtube.com/@usbcxyz)

The information posted on these social media channels could be deemed to be material information about the Company. As a result, investors, the media, and others interested in the Company are encouraged to review the information that is posted on these social media channels. These channels may be updated from time to time on the Company’s investor relations website.

These corporate websites and social media channels, and the contents thereof, are not incorporated by reference into this Current Report on Form 8-K nor deemed filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ongoing product development activities, the testing and progression of its tokenized deposit product offering, the anticipated timing and execution of future development phases, the potential launch of a retail product, the Company’s engagement with third-party partners and vendors including affiliated service providers, expected future expenditures and reimbursements in connection with such activities, and the Company’s ability to maintain sufficient collateral coverage under its Bitcoin-backed credit facility. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, volatility in digital asset markets, collateral calls, mandatory repayments, or liquidation events under the Master Loan Agreement, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, Current Reports on Form 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from those expressed or implied in such statements. Forward-looking statements contained in this Current Report are only made as of this date, and the Company undertakes no duty to update such information after the date of this Current Report except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USBC, INC.

Date: August 3, 2026	By:	/s/ Kitty Payne
	Name:	Kitty Payne
	Title:	Chief Financial Officer